AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 2001
                                           Registration Statement No. 333-______

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                        __________________
                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                        __________________

                THE MAY DEPARTMENT STORES COMPANY
      (Exact Name of Registrant as Specified in its Charter)

             Delaware                            43-1742586
     (State of Incorporation)                (I.R.S. Employer
                                             Identification No.)

611 Olive Street, St. Louis, Missouri             63101-1799
(Address of Principal Executive Offices)          (Zip Code)

  1994 STOCK INCENTIVE PLAN OF THE MAY DEPARTMENT STORES COMPANY
                       (Full Title of Plan)

                    RICHARD A. BRICKSON, Esq.
                      Secretary and Counsel
                THE MAY DEPARTMENT STORES COMPANY
                         611 Olive Street
                  St. Louis, Missouri 63101-1799
                          (314) 342-6300
    (Name, Address and Telephone Number of Agent for Service)

                    CALCULATION OF REGISTRATION FEE
________________________________________________________________________________
                                        Proposed    Proposed
Title of Each Class                     Maximum     Maximum
of Securities          Amount           Offering    Aggregate       Amount of
To Be                  To Be            Price Per   Offering        Registration
Registered(1)          Registered(1)    Unit(2)     Price (2)       Fee(3)
________________________________________________________________________________
Common Stock
($.50 par              16,500,000       $35.72      $589,380,000.00 $147,345.00
value)                 shares
________________________________________________________________________________

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Under Rules 457(c) and (h), the registration fee was based on the average of the high and low sale price of the common stock on April 25, 2001, on the New York Stock Exchange.
(3)  Established pursuant to Section 6(b) of the Securities Act.

                         Explanatory Note

May is filing this Registration Statement to register an additional 16,500,000 shares of its Common Stock, which may be issued under May's 1994 Stock Incentive Plan. These shares are of the same class as other securities of May for which a Registration Statement on Form S-8 (No. 33-58985) is already effective. The contents of Registration Statement No. 33-58985 are incorporated herein by reference.




Part I

May has omitted the information required by Part I of Form S-8 relating to the 1994 Stock Incentive Plan of the May Department
Stores Company in accordance with the Note to Part I of Form S-8.

Part II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.
May incorporates by reference the following SEC filings in this registration statement:

(a) May's Annual Report on Form 10-K filed for the fiscal year ended February 3, 2001.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by May's Annual Report referred to in
     (a) above, including May's Quarterly Reports on Form 10-Q, if any.

(c) The description of May's shares of common stock contained in:

     - May's registration statement (Registration No. 333- 91751) on Form S-4 dated November 30, 1999, filed by May pursuant to Section 12 of the Exchange Act,

     - May's Amended and Restated Certificate of Incorporation
      (incorporated herein by reference to Exhibit 4(a) of Post-Effective
       Amendment No. 1 to Form S-8, filed May 29, 1996), and

     - May's Certificate of Amendment of the Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3(b) of Form 10-Q filed June 8, 1999),

     including any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute part of this registration statement, except as so modified and amended.

Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). May has provided for indemnification of its directors and officers to the extent permitted by the provisions of the Delaware statute in its charter, by-laws and otherwise, including by entering into indemnification agreements with the directors and certain executive officers of May. May also has a directors and officers liability insurance policy.

Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Exhibit
Number  Description

 4.1    Amended and Restated Certificate of Incorporation of May
        (incorporated herein by reference to Exhibit 4(a) of Post-Effective Amendment No. 1 to Form S-8 filed May 29,
        1996).

 4.2    Certificate of Amendment of the Amended and Restated
        Certificate of Incorporation (incorporated by reference to Exhibit 3(b) of May's Quarterly Report on 10-Q, filed
        June 8, 1999).

 4.3 By-laws of May (incorporated herein by reference to Exhibit 3.3 of May's Annual Report on Form 10-K for the year ended February 3, 2001, filed April 25, 2001).

 4.4 Rights Agreement, dated as of August 19, 1994, between The May Department Stores Company, a New York corporation ("May New York") and The Bank of New York, as Rights Agent, which includes as Exhibit A thereto, the Form of Rights Certificate (incorporated herein by reference to Exhibit 1 of May New York's Current Report on Form 8-K dated September 2, 1994).

 4.5 Assignment and Assumption of the Rights Agreement, dated May 24, 1996, among May New York, May and The Bank of New York, as Rights Agent (incorporated by reference to Post-Effective Amendment No. 1 to Form S-8 filed May 29,
        1996).

 5.1    Opinion re: Legality of the Securities being issued.

23.1    Consent of Arthur Andersen LLP.

23.2 Consent of Counsel (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

 24     Powers of Attorney.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 30th day of April, 2001.

                           THE MAY DEPARTMENT STORES COMPANY

                           By:   /s/ Richard A. Brickson
                              Name:  Richard A. Brickson
                              Title: Secretary and Senior Counsel

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                     Title                      Date

Principal Executive Officer:

Eugene S. Kahn*               Director, President        April 30, 2001
Eugene S. Kahn                and Chief Executive
                              Officer (Principal
                              Executive Officer)

Jerome T. Loeb*               Director and               April 30, 2001
Jerome T. Loeb                Chairman of the
                              Board

R. Dean Wolfe*                Director and               April 30, 2001
R. Dean Wolfe                 Executive Vice
                              President of
                              Acquisitions and
                              Real Estate

Principal Financial and Accounting Officer:

John L. Dunham*               Director, Vice             April 30, 2001
John L. Dunham                Chairman and Chief
                              Financial Officer

Marsha J. Evans*              Director                   April 30, 2001
Marsha J. Evans

James M. Kilts*               Director                   April 30, 2001
James M. Kilts

Russell E. Palmer*            Director                   April 30, 2001
Russell E. Palmer

Michael R. Quinlan*           Director                   April 30, 2001
Michael R. Quinlan


*    By:       /s/ Richard A. Brickson
              Richard A. Brickson
              Attorney-in-Fact

                         EXHIBIT INDEX
Exhibit
Number       Description

 4.1 Amended and Restated Certificate of Incorporation of May (incorporated herein by reference to Exhibit
             4(a) of Post-Effective Amendment No. 1 to Form S-8 filed May 29, 1996).

 4.2 Certificate of Amendment of the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(b) of May's Quarterly
             Report on 10-Q, filed June 8, 1999).

 4.3 By-laws of May (incorporated herein by reference to Exhibit 3.3 of May's Annual Report on Form 10-K for the year ended February 3, 2001, filed April 25,
             2001).

 4.4 Rights Agreement, dated as of August 19, 1994, between The May Department Stores Company, a
             New York corporation ("May New York") and The Bank of New York, as Rights Agent, which includes as Exhibit A thereto, the Form of Rights Certificate (incorporated herein by reference to Exhibit 1 of May New York's Current Report on Form 8-K dated September 2, 1994).

 4.5 Assignment and Assumption of the Rights Agreement, dated May 24, 1996, among May New York, May and The Bank of New York, as Rights Agent (incorporated by reference to Post-Effective Amendment No. 1 to
             Form S-8 filed May 29, 1996).

 5.1 Opinion re: Legality of the Securities being issued.

23.1         Consent of Arthur Andersen LLP.

23.2 Consent of Counsel (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

 24          Powers of Attorney.

                           Exhibit 5.1


                                   April 30, 2001

The Board of Directors
The May Department Stores Company
611 Olive Street
St. Louis, MO 63101

Ladies and Gentlemen:

     I have acted as counsel for The May Department Stores Company ("May") in connection with the registration by May under the Securities Act of 1933 (the "Act") of 16,500,000 (subject to adjustment as provided therein) shares of common stock, par value $.50 per share, of May ("Common Stock") issuable under May's 1994 Stock Incentive Plan (the "Plan") under a registration statement on Form S-8 (the "Registration Statement") filed today with the Securities and Exchange Commission.

     On the basis of such investigation as I deemed necessary, I am of the opinion that when the shares of Common Stock have been registered under the Act, and when May has received the consideration to be received for said shares in accordance with the provisions of the Plan and said shares have been issued by May as provided under the Plan, said shares of Common Stock will be validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

     I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   /s/ Richard A. Brickson

                                   Richard A. Brickson
                                   Secretary and Senior Counsel

                           Exhibit 23.1

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 14, 2001, included and incorporated by reference in The May Department Stores Company's Form 10-K for the year ended February 3, 2001, and to all references to our firm included in this registration statement.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP



St. Louis, Missouri,
April 30, 2001

                        POWER OF ATTORNEY


     The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company 1994 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



                                   /s/ Eugene S. Kahn
                                   Eugene S. Kahn
                                   Director, Chief Executive
                                   Officer and President of the
                                   May Department Stores Company,
                                   a Delaware corporation



Date: April 16, 2001

                       POWER OF ATTORNEY


     The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company 1994 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



                                   /s/ Jerome T. Loeb
                                   Jerome T. Loeb
                                   Director, and Chairman of the
                                   Board of The May Department
                                   Stores Company, a Delaware
                                   corporation



Date: April 16, 2001

                        POWER OF ATTORNEY


     The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company 1994 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



                                   /s/ R. Dean Wolfe
                                   R. Dean Wolfe
                                   Director, and Executive Vice
                                   President of Acquisitions and
                                   Real Estates of The May
                                   Department Stores Company, a
                                   Delaware corporation

Date: April 16, 2001

                        POWER OF ATTORNEY


     The undersigned appoints Alan E. Charlson and Richard A. Brickson, and either one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company, 1994 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



                                   /s/ John L. Dunham
                                   John L. Dunham
                                   Director, Executive Vice
                                   President and Chief Financial
                                   Officer of The May Department
                                   Stores Company, a Delaware
                                   corporation





Date: April 16,  2001

                        POWER OF ATTORNEY


     The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company 1994 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



                                   /s/ Marsha J. Evans
                                   Marsha J. Evans
                                   Director of The May Department
                                   Stores Company, a Delaware
                                   corporation

Date: April 16, 2001

                       POWER OF ATTORNEY


     The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company 1994 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



                                   /s/  James M. Kilts
                                   James M. Kilts
                                   Director of The May Department
                                   Stores Company, a Delaware
                                   corporation

Date: April 16, 2001

                       POWER OF ATTORNEY


     The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company 1994 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



                                   /s/ Russell E. Palmer
                                   Russell E. Palmer
                                   Director of The May Department
                                   Stores Company, a Delaware
                                   corporation

Date: April 16, 2001

                        POWER OF ATTORNEY

     The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company 1994 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



                                   /s/ Michael R. Quinlan
                                   Michael R. Quinlan
                                   Director of The May Department
                                   Stores Company, a Delaware
                                   corporation

Date: April 16, 2001